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                                                                     EXHIBIT 2.1


                                MERGER AGREEMENT

         THIS MERGER AGREEMENT (this "AGREEMENT"), dated as of May 15, 1998, by and between the following parties:

         CMI MANAGEMENT, INC., a Delaware corporation ("HOLDINGS"),

         CMI ACQUISITIONS, INC., a Delaware corporation ("CMI ACQUISITIONS"), and

         CMI INDUSTRIES, INC., a Delaware corporation ("CMI")

                                   WITNESSETH

         WHEREAS, CMI Acquisitions is a wholly-owned subsidiary of Holdings; and

         WHEREAS, the parties wish to undertake a merger of CMI Acquisitions with and into CMI pursuant to which CMI will be the surviving corporation and will become a wholly-owned subsidiary of Holdings (the "MERGER"); and

         WHEREAS, it is the intention of the parties that prior to the effective time of the Merger certain stockholders of CMI will

         (i) exchange their shares of CMI Common Stock (as defined in Section 2.1) for shares of Holdings Common Stock (as defined in Section 2.1), and

         (ii) exchange their existing options to purchase CMI Common Stock for equivalent options to purchase Holdings Common Stock

         (collectively the "EXCHANGE") pursuant to an Exchange Agreement, dated as of even date herewith, between those stockholders and Holdings (the "EXCHANGE AGREEMENT"); and


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         WHEREAS, pursuant to the Merger the remaining shares of CMI Common
         Stock and options to purchase CMI Common Stock will be converted into the right to receive cash and shares of Holdings Common Stock as set forth in this Agreement; and

         WHEREAS, it is the intention of Holdings and CMI Acquisitions that funding for the cash payments to be made to the holders of CMI Common Stock in connection with the Merger will be obtained from the following transactions:

         (i) the issuance and sale by Holdings to BancBoston Ventures, Inc., or one of its affiliates ("BBV") of approximately 200,000 shares of Holdings Common Stock (the ("NEW SHARES") the proceeds of which will be contributed by Holdings to CMI Acquisitions; and

         (ii) the issuance by CMI Acquisitions or CMI of approximately $175,000,000 principal amount of Senior Subordinated Notes (the "NEW NOTES") the proceeds of which will also be used for the repurchase of CMI's existing Senior Subordinated Notes (the "OLD NOTES"); and

         (iii) borrowings of approximately $28 million by CMI under its existing credit facilities (as such facilities are to be amended) or borrowings of such an amount by CMI Acquisitions (the "NEW SENIOR CREDIT FACILITY")

         (the Exchange, the issuance of the New Shares and the New Notes and the borrowings under the New Senior Credit Facility are referred to herein collectively as the "RELATED TRANSACTIONS");

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                               ARTICLE 1 -- MERGER

1.1 THE MERGER. At the Effective Time (as defined in Section 1.3), CMI Acquisitions shall be merged with and into CMI in accordance with the provisions of this Agreement and the Delaware General Corporation Law (the "DGCL"), and the separate existence of CMI Acquisitions shall thereupon cease, and CMI, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned subsidiary of Holdings. The Merger shall have the effect provided under the applicable laws of the State of Delaware including, but not limited to,
         Section 259 of the DGCL.

1.2 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Sutherland, Asbill & Brennan, 999 Peachtree Street, N.E.,


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         Atlanta, Georgia 30309-3996, on June 30, 1998 or such later date and time after all conditions set forth in Article 6 have been satisfied or waived in writing but in no event later than the third business day after all such conditions shall have been satisfied or waived or such other date as may be agreed upon by the parties hereto (the "CLOSING DATE"). At the Closing the parties shall confirm the satisfaction or waiver of the conditions set forth in Article 6.

1.3 EFFECTIVE TIME OF THE MERGER. Simultaneously with or immediately after the Closing, the parties shall cause the certificate of merger attached as Exhibit A (the "CERTIFICATE OF MERGER") to be executed, delivered and filed with the Secretary of State of Delaware in accordance with the provisions of the DGCL. The Merger shall become effective at the time of such filing unless a different effective time is specified in the Certificate of Merger pursuant to the DGCL (such time being the "EFFECTIVE TIME").

1.4 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of CMI and CMI Acquisitions shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of CMI and CMI Acquisitions shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

1.5 CERTIFICATE OF INCORPORATION; BY-LAWS. The Certificate of Incorporation and By-laws of CMI as in effect immediately prior to the Effective Time shall continue as the Certificate of Incorporation and By-laws of the Surviving Corporation, until duly amended in accordance with applicable law.

1.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the persons who are directors and officers of CMI Acquisitions at the Effective Time will become the directors and officers of the Surviving Corporation until such time as they may be replaced in accordance with the By-laws of the Surviving Corporation.

                  ARTICLE 2 -- CONVERSION OF SHARES AND OPTIONS

2.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of CMI, CMI Acquisition or any holder of any of the following securities:

         (a) CMI Common Stock. Each issued and outstanding share of $1.00 par value common stock of CMI ("CMI COMMON STOCK"), excluding any such shares held in the treasury of CMI, any such shares held by Holdings or its subsidiaries, and any such shares exchanged for shares of $1.00 par value common stock of Holdings ("HOLDINGS COMMON STOCK") pursuant to the Exchange Agreement, shall automatically be canceled and shall thereafter be converted into only the right to


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                  receive the Common Merger Consideration. The term "COMMON
                  MERGER CONSIDERATION" shall mean the right to receive for each share of CMI Common Stock:

                  (i)      $43.00; and

                  (ii)     2/45 of a share of Holdings Common Stock.

         (b) Treasury; Holdings Shares. Each share of CMI Common Stock held in the treasury of CMI or held by Holdings or any of its subsidiaries shall be automatically canceled and extinguished, and no payment shall be made in respect thereof.

         (c) CMI Acquisitions Common Stock. Each issued and outstanding share of CMI Acquisitions common stock, par value $1.00, at the Effective Time shall be converted into and shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

2.2 CONVERSION OF CMI STOCK OPTIONS. At the Effective Time, the issued and outstanding options to purchase shares of CMI Common Stock ("CMI OPTIONS") will be treated as follows:

         (a) Each CMI Option exchanged pursuant to the Exchange Agreement will be canceled and exchanged for an option to purchase shares of Holdings Common Stock in accordance with the terms of the Exchange Agreement.

         (b)      Each CMI Option

                  (i) which is not exchanged pursuant to the Exchange Agreement and

                  (ii) which the holder thereof has agreed to convert into the Option Merger consideration,

                  shall automatically be canceled and converted into the right to receive the Option Merger Consideration for each share of CMI Common Stock that is subject to the CMI Option.

         (c) All other CMI Options shall remain outstanding in accordance with the terms of such Options provided that the right to purchase each share of CMI Common Stock shall be converted into the right to purchase Common Merger Consideration. No interest shall accrue on the cash portion of the Common Merger Consideration.

         (d) The term "OPTION MERGER CONSIDERATION" shall mean the right to receive for each such share:


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                  (i)      an amount equal to (A) $43.00 minus (B) the exercise
                           price per share pursuant to such CMI Option (its "EXERCISE PRICE"), and

                  (ii) 2/45 of a share of Holdings Common Stock; provided that

                           (A) if the Exercise Price is more than $43.00 but less than $45.00, then the number of shares of Holdings Common Stock to be issued under this clause (ii) shall be calculated in accordance with the following formula:

                           Number of shares = 2/45 x ($45 minus Exercise Price),
                                                      ------------------------
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                           (B)      if the Exercise Price is $45.00 or more then
                                    this clause (ii) shall be inapplicable and no shares of Holdings Common Stock will be issued under this clause (ii).

2.3 NO FRACTIONAL SHARES. No scrip or fractional shares of Holdings Common Stock shall be issued in the Merger upon conversion of CMI Common Stock or CMI Options as provided in Section 2.1 or 2.2. Each registered holder of CMI Common Stock or CMI Options who would otherwise have been entitled to receive a fractional share of Holdings Common Stock upon conversion of his CMI Common Stock or CMI Options shall be entitled to receive a cash payment with respect to such fractional share in an amount equal to $45.00 multiplied by a fraction equivalent to such fractional share.

2.4 STOCK TRANSFER BOOKS. From and after the Effective Time, no transfer of CMI Common Stock outstanding prior to the Effective Time shall be registered on the stock transfer books of CMI. If, after the Effective Time, certificates for CMI Common Stock are presented to the Surviving Corporation for transfer, such certificates shall be canceled and exchanged for the Common Merger Consideration (together with the Option Merger Consideration, the "MERGER CONSIDERATION"). From and after the Effective Time, the holders of shares of CMI Common Stock or CMI Options outstanding immediately prior to the Effective Time shall cease to have any rights with respect to shares of CMI Common Stock or CMI Options except as otherwise provided herein or by applicable law.

2.5      SURRENDER AND EXCHANGE OF CERTIFICATES REPRESENTING CMI COMMON STOCK.

         (a) Surrender of Certificates. Subject to Section 2.6 with respect to dissenting holders of CMI Common Stock, at the Closing, the following actions shall be taken:

                  (i) Each holder of a certificate representing CMI Common Stock (a "CMI CERTIFICATE") or any document evidencing a CMI Option (a "CMI OPTION DOCUMENT") shall surrender it to Holdings, together with a duly endorsed


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                           transfer power and a letter of transmittal (a "LETTER
                           OF TRANSMITTAL") in the form attached as Exhibit B (such Letter of Transmittal to be provided to the holder by CMI Acquisitions at least three business days prior to the Closing). Letters of Transmittal, together with any documents, transfer powers, or certificates accompanying such Letter of Transmittal, received by Holdings or CMI Acquisitions prior to the Closing shall be held in escrow until the Closing, at which time such documents shall, for purposes of this Agreement, be deemed surrendered to Holdings as if they were surrendered at the Closing.

                  (ii) Holdings shall deliver to each holder of CMI Common Stock that is eligible for conversion pursuant to
                           Section 2.1 who surrenders his CMI Certificates, and to each holder of any CMI Options who has agreed to receive Option Merger Consideration pursuant to
                           Section 2.2 who surrenders his CMI Option Documents

                           (A) payment, by wire transfer in immediately available funds to an account specified by such holder not less than two business days before the Closing Date, of an amount equal to the sum of

                                    (I)     $43.00 multiplied by the number of
                                            shares of CMI Common Stock
                                            represented by such CMI
                                            Certificates, plus

                                    (II)    if applicable, the cash amount
                                            payable to that holder pursuant to
                                            Section 2.2 with respect to any CMI
                                            Options surrendered in accordance
                                            with this Section 2.5.

                           (B) a certificate representing that number of shares of Holdings Common Stock equal to (I) 2/45 multiplied by (II) the number of shares of CMI Common Stock represented by such CMI Certificates,

                           (C) if applicable, a certificate representing that number of shares of Holdings Common Stock to be issued to such holder pursuant to Section 2.2 with respect to any CMI Options surrendered in accordance with this
                                    Section 2.5, and

                           (D) if applicable, as to any fractional share of Holdings Common Stock, a check payable to the holder representing the cash consideration to which such holder shall have become entitled pursuant to Section 2.3.

                  (iii) The CMI Certificates and CMI Option Documents so surrendered shall be deemed canceled.


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                  To those shareholders of record or CMI Option holders entitled to receive consideration hereunder who do not surrender, or on whose behalf there is not surrendered, their CMI Common Stock or CMI Options at the Closing, the Surviving Corporation shall cause to be mailed promptly after the Effective Time, the Letter of Transmittal and the instructions thereto. After the Effective Time, the holders of CMI Common Stock or CMI Options shall be entitled to look to Holdings for payment of the Merger Consideration and Holdings shall promptly pay to such holder the Merger Consideration upon the surrender by such holder of his or her CMI Certificates to Holdings in accordance with this Section 2.5.

                  From the Effective Time until surrender in accordance with the provisions of this Section 2.5, each share of CMI Common Stock and any CMI Certificate evidencing such shares (other than shares of CMI Common Stock that are held in CMI's treasury or are owned by Holdings or its subsidiaries or have been exchanged pursuant to the Exchange Agreement) and each CMI Option with respect to which the holder agrees to receive the Option Merger Consideration pursuant to Section 2.2 shall represent for all purposes only the right to receive the Common Merger Consideration or the Option Merger Consideration from Holdings promptly upon surrender to Holdings of such documents. All payments in respect of shares of CMI Common Stock or CMI Options that are made in accordance with the terms of this Agreement shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

         (b) Lost Certificates. In the case of any lost, misplaced, stolen or destroyed CMI Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the Common Merger Consideration, to deliver to Holdings (i) an affidavit swearing before a notary that such certificates have been lost, misplaced, stolen or destroyed and cannot be located after a thorough search and (ii) an indemnity agreement in customary form.

         (c) No Interest. No interest shall be paid or accrued on any portion of the Merger Consideration regardless of the cause of delay in payment of the Merger Consideration.

         (d) Dividends on Holdings Common Stock. No holder of a CMI Certificate or a CMI Option shall be entitled to payment of any dividend or other distribution from Holdings having a record date after the Effective Time until surrender of such holder's CMI Certificate and CMI Option Documents pursuant to this Section 2.5. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) that previously became payable by Holdings, but were not paid by reason of the foregoing, with respect to the number of whole shares of Holdings Common Stock represented by the certificate or certificates issued upon such surrender. From and after the Effective Time, Holdings shall, however, be


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                  entitled to treat any such CMI Certificate or CMI Option
                  Document that has not yet been surrendered for exchange as evidencing the ownership of the aggregate Merger Consideration into which the CMI Common Stock or CMI Option represented by such CMI Certificate or CMI Option Document shall have been converted, notwithstanding any failure to surrender such CMI Certificate or CMI Option Document.

         (e) No Liability. Neither Holdings nor CMI shall be liable to any holder of shares of CMI Common Stock or CMI Options for any shares of Holdings Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any abandoned property, escheat or similar law.

         (f) Withholding Rights. Holdings shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of CMI Common Stock or CMI Options such amounts as Holdings is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Holdings, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CMI Common Stock or CMI Options in respect of which such deduction and withholding was made by Holdings.

2.6 DISSENTING CMI STOCKHOLDERS. Notwithstanding any provision of this Agreement to the contrary, shares of CMI Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Common Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of CMI Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who shall have withdrawn or lost their rights to appraisal of such shares of CMI Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Common Merger Consideration, without any interest thereon, upon surrender, in the manner provided in
         Section 2.5, of the certificate or certificates that formerly evidenced such shares.

               ARTICLE 3 -- REPRESENTATIONS AND WARRANTIES OF CMI

         CMI hereby represents and warrants to Holdings and CMI Acquisitions as follows:


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3.1      ORGANIZATION AND AUTHORITY OF CMI. CMI is a Delaware corporation duly organized and existing in good standing under the DGCL. CMI has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Merger. Except for the approval of the holders of the requisite percentage of CMI Common Stock contemplated by Section 6.1(a), the execution and delivery of this Agreement by CMI, the performance by CMI of its obligations hereunder and the consummation by CMI of the Merger and the other Transactions to which CMI is a party have been duly authorized by all requisite action on the part of CMI. This Agreement has been duly executed and delivered by CMI, and (assuming due authorization, execution and delivery by Holdings and CMI Acquisitions) this Agreement constitutes a valid and binding obligation of CMI enforceable against it in accordance with its terms.

3.2 CAPITALIZATION. The authorized capital stock of CMI consists of 2,100,000 shares of CMI Common Stock, of which 1,695,318 shares are issued and outstanding, 83,000 shares are held in CMI's treasury and 225,000 shares are reserved for issuance upon the exercise of CMI Options. All of the issued and outstanding shares of CMI Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.

3.3 NO CONFLICT. Except as specified on Schedule 3.3 of the Disclosure Schedule and assuming that the Merger is approved by the holders of the requisite percentage of CMI Common Stock, the execution, delivery and performance of this Agreement and the consummation by CMI of the Merger and the other Transactions to which CMI is a party do not and will not

         (a) violate, conflict with or result in the breach of any provision of the Certificate of incorporation or By-laws of CMI,

         (b) conflict with or violate any law or governmental order applicable to CMI, or

         (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any lien, encumbrance or any other charges of whatsoever nature on any of the assets or properties of CMI pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which CMI is a party or by which any of such assets or properties are bound or subject to.

3.4 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement and the consummation of the Transactions by CMI do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority other than the filing of the appropriate merger documents with the Secretary of State of Delaware as required by the DGCL.


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3.5      ABSENCE OF LITIGATION. There is no action pending or, to the knowledge of CMI, threatened against CMI, or any of its assets, before any governmental authority which would prevent or delay consummation of the transactions contemplated by this Agreement, or otherwise prevent CMI from performing any of its obligations under this Agreement and the consummation of the transactions contemplated thereby.

3.6      BROKERS.  Except for

         (a) fees and expenses payable to Merrill Lynch, Pierce, Fenner & Smith, Inc.,

         (b) fees and expenses payable in connection with the acquisition or repayment of the Old Notes and the placement of the New Notes,

         (c) fees and expenses payable to BBV in connection with the issuance and sale of the New Shares under certain circumstances and fees and expenses payable in connection with the New Senior Credit Facilities, and

         (d) fees and expenses payable to The Robinson-Humphrey Company, LLC in connection with the issuance of the fairness opinion referred to in Section 6.1(j),

         no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the Related Transactions based upon arrangements made by or on behalf of CMI.

3.7 DISCLAIMER. No representation or warranty is made by CMI except as expressly set forth in this Article 3.


         ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES OF HOLDINGS

         Holdings and CMI Acquisitions hereby jointly and severally represent and warrant to CMI as follows:

4.1 ORGANIZATION AND AUTHORITY OF HOLDINGS AND CMI ACQUISITIONS. Each of Holdings and CMI Acquisitions is a Delaware corporation duly organized and existing in good standing under the DGCL. Each of Holdings and CMI Acquisitions has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by Holdings and CMI Acquisitions, the performance by Holdings and CMI Acquisitions of their respective obligations hereunder and the consummation by Holdings and CMI Acquisitions of the Merger has been duly authorized by all requisite action on the part of Holdings and CMI Acquisitions. This Agreement has been duly executed and delivered by Holdings and CMI Acquisitions, and (assuming due authorization, execution and delivery by CMI) this


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
         Agreement constitutes a valid and binding obligation of Holdings and CMI Acquisitions enforceable against Holdings and CMI Acquisitions in accordance with its terms.

4.2 CAPITALIZATION. The authorized capital stock of Holdings consists of 750,000 shares of Holdings Common Stock of which 100 shares are issued and outstanding. The authorized capital stock of CMI Acquisitions consists of 1,000 shares of $1.00 par value common stock of which 1,000 shares are outstanding. All of the issued and outstanding shares of Holdings Common Stock and common stock of CMI Acquisitions have been duly authorized and are validly issued, fully paid and nonassessable. As of the date of this Agreement, the shares of Holdings capital stock are owned beneficially and of record as set forth in Schedule 4.2.

4.3 NO CONFLICT. Except as specified in Schedule 4.3, the execution, delivery and performance of this Agreement and the consummation of the Merger by Holdings and CMI Acquisitions do not and will not

         (a) violate, conflict with or result in the breach of any provision of the Certificate of incorporation or By-laws of Holdings or CMI Acquisitions,

         (b) conflict with or violate any law or governmental order applicable to Holdings or CMI Acquisitions, or

         (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any lien, encumbrance or any other charges of whatsoever nature on any of the assets or properties of Holdings and CMI Acquisitions pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Holdings and CMI Acquisitions is a party or by which any of such assets or properties are bound or subject to.

4.4 SOLVENCY; FRAUDULENT CONVEYANCE. Each of Holdings and CMI Acquisitions is solvent and will not be rendered insolvent by the Merger or the Related Transactions and, after giving effect to the Merger and the Related Transactions, neither Holdings nor the Surviving Corporation will be left with an unreasonably small amount of capital with which to engage in its business. Neither Holdings nor CMI Acquisitions intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither Holdings nor CMI Acquisitions contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Holdings or CMI Acquisitions or any of their assets. Neither Holdings nor CMI Acquisitions is entering into this Agreement or consummating the Merger or any of the Related Transactions with any intent to hinder, delay or defraud any creditors of Holdings, CMI Acquisitions, the Surviving Corporation or CMI.


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

4.5 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement and the consummation of the Transactions by Holdings and CMI Acquisitions do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority other than the filing of the appropriate merger documents with the Secretary of State of Delaware as required by the DGCL.

4.6 ABSENCE OF LITIGATION. There is no action pending or, to the knowledge of Holdings or CMI Acquisitions, threatened against Holdings or CMI Acquisitions, or any assets of either corporation, before any governmental authority which would prevent or delay consummation of the transactions contemplated by this Agreement, or otherwise prevent either corporation from performing any of their obligations under this Agreement and the consummation of the transactions contemplated thereby.

4.7 HOLDINGS AND MERGER SUB INCORPORATION. CMI Acquisitions and Holdings have been incorporated for the sole purpose of acting as a vehicle for the facilitation of the transactions contemplated by this Agreement and have not undertaken and will not undertake prior to the Effective Date any activities other than those specifically contemplated by this Agreement or otherwise required for such purpose. Each of Holdings and CMI Acquisitions has no subsidiaries, other than in the case of Holdings, CMI Acquisitions. CMI Acquisitions will at all times through the Closing be 100% owned by Holdings.

4.8 FINANCING. Holdings has received a letter agreement from BBV addressed to CMI attached hereto as Exhibit C which contemplates the purchase by BBV of approximately 200,000 shares of Holdings Common Stock. Holdings has received a proposal attached as Exhibit D from NationsBanc Montgomery Securities LLC addressed to CMI for the issuance of the New Notes. The payment of the Merger Consideration shall be funded from the proceeds, if any, received from the sale of the New Shares, the issuance of the New Notes and borrowings under the New Senior Credit Facility.

4.9 BROKERS. Except for fees and expenses detailed in Section 3.6, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the Related Transactions based upon arrangements made by or on behalf of Holdings or CMI Acquisitions.

4.10 DISCLAIMER. No representation or warranty is made by either Holdings or CMI Acquisitions except as expressly set forth in this Article 4.


                             ARTICLE 5 -- COVENANTS

         The parties agree as follows with respect to the period from and after the execution of this Agreement.

5.1 GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the Merger (including the satisfaction of the closing conditions set forth in Article 6 below). Holdings and CMI Acquisitions will use their reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the Related Transactions and to obtain the financing required to consummate and make effective the Merger and the transactions contemplated by this Agreement.

5.2 NOTICES AND CONSENTS. CMI will give any notices to third parties, and will use its reasonable best efforts to obtain any third-party consents, that are required in connection with the Merger or any of the Related Transactions to which it is a party.

5.3 REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies that are required in connection with the Merger or any of the Related Transactions to which it is a party. Holdings shall take any action required to be taken by it under any applicable state securities laws in connection with the issuance of the Holdings Common Stock pursuant to the Merger and the Exchange.

5.4 STOCKHOLDER MEETING AND DISCLOSURE DOCUMENT. CMI will call a special meeting of its stockholders or will conduct a consent solicitation (the "SPECIAL MEETING") as soon as reasonably practicable in order that the stockholders may consider and vote upon or consent to the adoption of this Agreement and the approval of the Merger in accordance with the DGCL and all other applicable requirements. As soon as practicable following the date of this Agreement, CMI and Holdings shall prepare an Information Statement and Private Offering Memorandum with respect to the Merger, the Exchange and the other Related Transactions (the "DISCLOSURE DOCUMENT"). Subject to the board of directors of CMI's fiduciary duties under applicable law (as determined in good faith by the board after consultation with counsel)

         (a) CMI will mail the Disclosure Document to its stockholders as soon as reasonably practicable and

         (b) the Disclosure Document will contain the affirmative recommendation of the board of directors of CMI in favor of the adoption of this Agreement and the approval of the Merger.

5.5 TERMS OF ADDITIONAL CAPITAL. Holdings and CMI Acquisition agree that, in connection with the transactions contemplated by this Agreement and the Related Transactions

         (a) No shares of Holdings Common Stock or other capital stock will be issued to any person or entity for an amount of consideration, on a per share basis, less than $45 per share (nor shall any options, warrants or any other type of security convertible into shares of Holdings Common Stock or other capital stock be issued at an exercise price less than $45 per share) on or prior to the date 3 months after the Effective Date in connection with the Merger, the Exchange or the Related Transactions other than

                  (i) the Holdings Options issued pursuant to the Exchange Agreement,

                  (ii) options issued to certain key executives of Holdings which shall entitle the holders thereof to receive, upon exercise of such options, not more than 50,000 shares of capital stock of Holdings, and

                  (iii) The rights granted to BBV pursuant to Section 5.9 of the Holdings Stockholders Agreement (as defined in
                           Section 6.1(i)).

         (b) Subject to the terms of the Holdings Stockholders Agreement, the terms of the Holdings Common Stock issued in connection with the Merger shall be identical to the terms of any common stock of CMI issued to BBV or any other person or entity in connection with the transactions contemplated by this Agreement and the Related Transactions.

5.6 OLD NOTES. Prior to the Effective Time, either (a) Holdings, CMI Acquisitions or CMI, as the parties shall agree shall make a tender offer to purchase the debt of CMI then outstanding under the Indenture (the "EXISTING INDENTURE") dated as of October 28, 1993 between CMI and Chemical Bank, as trustee, or (b) if permitted by the Existing Indenture and the parties so agree, CMI shall make arrangements to discharge the Old Notes by payment to the Trustee of an amount sufficient to repay the Old Notes in full. Holdings, CMI Acquisitions or CMI will arrange for such tender offer or discharge, and for making payment (or causing the Surviving Corporation to make payment) of the amounts due such offer and shall take such reasonable actions as may be necessary to facilitate such tender offer or discharge and payment, provided that neither party shall be under any obligation to the other in connection with this Agreement if less than the minimum amount of Old Notes issued under the Existing Indenture specified in Section 6.1(e) are tendered in response to such tender offer or the Old Notes cannot be discharged on terms satisfactory to Holdings or CMI. In connection with the tender offer, CMI will solicit consents from holders of Old Notes for a supplemental indenture on terms satisfactory to Holdings and CMI.

5.7      DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

         (a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the respective provisions that are set forth, as of the date of this Agreement, in Article IX of the Certificate of Incorporation and Article V of the By-laws of CMI, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of CMI.

         (b) For a period of six years after the Effective Time, Holdings shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by CMI (provided that Holdings or the Surviving Corporation may substitute therefor policies that provide substantially similar coverage) with respect to claims arising from facts or events that occurred prior to the Effective Time.


                       ARTICLE 6 -- CONDITIONS TO CLOSING

6.1 CONDITIONS TO OBLIGATIONS OF CMI, HOLDINGS AND CMI ACQUISITIONS. The obligations of CMI, Holdings and CMI Acquisitions to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) CMI Stockholder Approval. This Agreement and the Merger shall have been approved or consented to by the holders of not less than 66 2/3's of the outstanding shares of CMI Common Stock in accordance with CMI's Certificate of Incorporation, By-Laws, applicable law and the existing CMI Stockholders' Agreement.

         (b) Dissenting Stockholders. The number of shares of CMI Common Stock with respect to which any CMI stockholders have perfected their rights as dissenting stockholders under DGCL ss.262 shall not exceed 5% of the outstanding shares of CMI Common Stock.

         (c) Exchange Agreement. The closing of the transactions contemplated by the Exchange Agreement shall have occurred and

                  (i) all of the CMI Options specified as being exchanged in the Exchange Agreement shall have been exchanged, and

                  (ii) at least 190,000 shares of CMI Common Stock specified as being exchanged in the Exchange Agreement shall have been exchanged.

         (d) New Shares. The New Shares shall have been issued and sold by Holdings and Holdings shall have received not less than $9,000,000 as the net proceeds of such issuance and sale.

         (e) Old Notes. Either (i) holders of Old Notes that represent not less than 80% of the aggregate outstanding principal amount of such Old Notes shall have tendered and not withdrawn such Old Notes in accordance with the tender offer contemplated by
                  Section 5.6, and sufficient consents to implement the supplemental indenture shall have been received and not withdrawn; or (ii) the Old Notes shall have been discharged in accordance with the terms of the Existing Indenture and on terms satisfactory to Holdings.

         (f) New Notes and Additional Funding. The parties shall have received through the issuance of the New Notes and borrowings under the New Senior Credit Facility, together with amounts received from the sale of the New Shares, an amount sufficient to fund the purchase or discharge of the Old Notes, the repayment of any existing bank debt and the payment of the Merger Consideration.

         (g) CMI Stockholders Agreement. The Amended and Restated Stockholders Agreement by and among CMI and its stockholders, dated February 4, 1992, as amended, shall have been terminated prior to the Exchange.

         (h) Holdings' Stockholders Agreement. The Stockholders Agreement by and among Holdings and its stockholders, of near or even date herewith (the "HOLDINGS STOCKHOLDERS AGREEMENT" attached as Exhibit E) shall have been executed and delivered by persons who will receive not less than 95% of the shares of Holdings Common Stock (including any Shares that are to be issued in connection with the Exchange or the Merger) to be outstanding on the Effective Date (other than those to be issued to BBV).

         (i) Fairness Opinion. The Board of Directors of CMI shall have received an opinion in form and substance satisfactory to CMI from The Robinson-Humphrey Company, LLC or another investment banking firm designated by CMI and reasonably satisfactory to the holders of a majority of the outstanding shares of CMI Common Stock to the effect that the Common Merger Consideration is fair from a financial point of view to the stockholders of CMI receiving the Common Merger Consideration.

         (j) Governmental Consents, Authorizations etc.. All consents, authorizations, orders and approvals of, and all filings and registrations with, any applicable governmental authority (other than the filing of the Certificate of Merger with the Secretary of State of Delaware) which are required for or necessary in connection with the execution and delivery by CMI, Holdings or CMI Acquisitions of this Agreement, or the consummation by CMI, Holdings or CMI Acquisitions of the Merger and the Related Transactions, shall have been obtained or made (or the requirement therefor shall have been duly and validly waived), and, if applicable, any required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired.

         (k) No Litigation. No action shall have been commenced or threatened by or before any governmental authority against CMI, Holdings or CMI Acquisitions seeking to restrain or materially and adversely alter the form or substance of the Merger or any of the Related Transactions which in the reasonable, good faith determination of CMI, CMI Holdings or CMI Acquisitions is likely to render it impossible or unlawful to consummate the Merger and the Related Transactions.

         (l) Third Party Consents. All third party consents and approvals necessary for the confirmation of the Merger and the Related Transactions shall have been obtained, if the failure to obtain such approvals or consents, individually or in the aggregate could in the reasonable judgment of CMI, Holdings or CMI Acquisitions have a materially adverse effect upon the consummation of the Merger or upon CMI, its business or operations.

         (m) Financing. The terms and conditions of the issuance of the New Shares to BBV, the issuance of the New Notes, the New Senior Credit Facility and any other financing arrangement entered into by Holdings or CMI Acquisitions in connection with the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to CMI, in the good faith exercise of CMI's judgment.

6.2      CONDITIONS TO OBLIGATIONS OF CMI. In addition to the provisions of
         Section 6.1, the obligations of CMI to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) Representations and Warranties. The representations and warranties of CMI Acquisitions and Holdings contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, the covenants and agreements contained in this Agreement to be complied with by either CMI Acquisitions or Holdings on or before the Closing shall have been complied with in all material respects, and CMI shall have received a certificate from an officer of Holdings to such effect signed by such officer.

6.3 CONDITIONS TO OBLIGATIONS OF HOLDINGS AND CMI ACQUISITIONS. In addition to the provisions of Section 6.1, the obligations of Holdings and CMI Acquisitions to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) Representations and Warranties. The representations and warranties of CMI contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, the covenants and agreements contained in this Agreement to be complied with by either CMI on or before the Closing shall have been complied with in all material respects, and Holdings shall have received a certificate from an officer of CMI to such effect signed by such officer.

                            ARTICLE 7 -- TERMINATION

7.1 TERMINATION OF AGREEMENT. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

         (a) the parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

         (b) CMI or Holdings may terminate this Agreement by giving written notice to the other parties at any time prior to the Effective Time in the event the fairness opinion referred to in Section 6.1(j) is withdrawn;

         (c) any party may terminate this Agreement by giving written notice to the other parties at any time after the date 60 days after the date hereof in the event this Agreement and the Merger fail to receive the requisite stockholder approval;

         (d) any party may terminate this Agreement by giving written notice to the other parties if the Closing shall not have occurred by September 1, 1998; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

7.2 EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to Section 7.1, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party, except as provided in Section 8.1.


                           ARTICLE 8 -- MISCELLANEOUS

8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties and agreements in this Agreement and in any certificate delivered pursuant hereto (excluding any representations and warranties contained in the Letter of Transmittal) are intended by the parties only to be conditions to their respective obligations to consummate the Merger and shall be terminated and extinguished by the occurrence of the Effective Time or upon the termination of the Merger pursuant to Section 7.1, as the case may be; provided however that the agreements set forth in Articles I and II and Sections 5.5, 5.6 and 5.7 and Article VIII and the representations set forth in Section 4.4 shall survive the Effective Time and those set forth in Article VIII shall survive termination. The sole remedy of Holdings and CMI Acquisitions, on the one hand, and CMI, on the other hand, for breach of any representation, warranty or agreement made by the other that does not survive termination pursuant to the first sentence of this Section 8.1 shall be to terminate this Agreement in accordance with the terms of Section 7.1; provided, that nothing in this Section 8.1 shall relieve any party from any willful breach of any representation, warranty or agreement set forth in this Agreement.

8.2 EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Notwithstanding the foregoing, it is agreed that, whether or not the Closing occurs, CMI shall be solely responsible for the payment of all fees, expenses and disbursements of Sutherland, Asbill & Brennan, LLP and Shearman & Sterling.

8.3      NOTICES.

         (a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be sent by an overnight courier service that provides proof of receipt, mailed by registered or certified mail (postage prepaid, return receipt requested) or telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      if to CMI to:

                                    CMI Industries, Inc.
                                    1301 Gervais Street
                                    Suite 700
                                    Columbia, South Carolina  29201
                                    Attention: Joseph L. Gorga
                                               Chairman
                                    Telecopy:  (803) 748-1738

                                    with a copy to:

                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, New York  10022
                                    Attention: Creighton O'M. Condon, Esq.
                                    Telecopy:  (212) 848-7179

                  (ii)     If to Holdings or CMI Acquisitions, to:

                                    CMI Management, Inc., or
                                    CMI Acquisitions, Inc.
                                    1301 Gervais Street
                                    Suite 700
                                    Columbia, South Carolina  29201
                                    Attention: Chief Financial Officer
                                    Telecopy:  (803) 748-1738

                           with a copy to:

                                    Sutherland, Asbill & Brennan LLP
                                    999 Peachtree Street, N.E.
                                    Atlanta, Georgia  30309-3996
                                    Attention: Ed Kallal, Esq.
                                    Telecopy:  (404) 853-8806

8.4 HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. The Disclosure Schedules and Schedules attached hereto are incorporated into this Agreement and made a part hereof.

8.7 ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by operation of law or otherwise without the express written consent of all of the other parties hereto (which consent may be granted or withheld by any party hereto in the sole discretion of such party).

8.8 NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, except for Section 5.7, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.9 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of each of the Parties.

8.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws.

8.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as deliver of a manually executes counterpart of this Agreement.

8.12 PUBLIC ANNOUNCEMENTS. Unless otherwise required by applicable law, none of the parties shall issue any press release or otherwise make any public statements with respect to this Agreement or any transaction contemplated thereby without the prior written consent of CMI and Holdings.

8.13 HOLDINGS STOCKHOLDERS AGREEMENT. Holdings will execute the Holdings Stockholders Agreement immediately after the execution of this Agreement.

8.14 HOLDCO PAYMENT OBLIGATIONS. Holdco may delegate any payment obligation hereunder to CMI Acquisitions or to the Surviving Corporation; provided that no such delegation will relieve Holdco's obligations hereunder.


                         [signatures on following page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers or representatives thereunto duly authorized.


                                       CMI INDUSTRIES, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       CMI MANAGEMENT, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       CMI ACQUISITIONS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                    EXHIBIT A TO
                                  CMI INDUSTRIES/CMI MANAGEMENT/CMI ACQUISITIONS
                                                                MERGER AGREEMENT


                             CERTIFICATE OF MERGER
                                       OF
                             CMI ACQUISITIONS INC.
                                 WITH AND INTO
                              CMI INDUSTRIES, INC.

                             =====================

The undersigned corporation does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

               Name                           State Of Incorporation
               ----                           ----------------------
         CMI Industries, Inc.                        Delaware

         CMI Acquisitions, Inc.                      Delaware

SECOND: That an agreement of merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corpora tions in accordance with the requirements of section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is CMI Industries, Inc.

FOURTH: The Certificate of Incorporation of CMI Industries, Inc. shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed agreement of merger is on file at the principal place of business of CMI Industries, Inc., the surviving corporation. The address of said principal place of business is 1301 Gervais Street, Suite 700, Columbia, SC 29201.

SIXTH: That a copy of the agreement of merger will be furnished by CMI Industries, Inc., the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: This Certificate of Merger shall be effective as of the opening of business on ____________, 1998.


         DULY EXECUTED, delivered and certified, under seal, by the duly authorized officers of the Surviving Corporation on ___________ ____, 1998.

                                          CMI INDUSTRIES, INC.


(Corporate Seal)
                                          By:
                                             -----------------------------------
Attest:                                      Name:
       --------------------------------           ------------------------------
Name:                                             President
     ----------------------------------
     Secretary

                                                                    EXHIBIT B TO
                                  CMI INDUSTRIES/CMI MANAGEMENT/CMI ACQUISITIONS
                                                                MERGER AGREEMENT


                              LETTER OF TRANSMITTAL
        To Accompany Certificates Representing Shares of Common Stock of
                              CMI Industries, Inc.
          to be exchanged for cash and shares of CMI Investments, Inc.

                          By Mail or Hand Delivery to:

                                James A. Ovenden
                              CMI MANAGEMENT, INC.
                         1301 Gervais Street, Suite 700
                         Columbia, South Carolina 29201

                       To call for additional information:
                                James A. Ovenden
                                 (803) 771-4434

In connection with the merger of CMI Industries Inc. ("CMI") with a subsidiary of CMI Management, Inc., which is to become effective on or about ________ __, 1998 (the "EFFECTIVE DATE", unless otherwise specified capitalized terms used herein shall have the same meaning ascribed to such terms in the Merger Agreement by and between CMI Management, Inc., CMI Acquisitions, Inc. and CMI Industries, Inc. dated [__________] (the "MERGER AGREEMENT")):

1. Representations and warranties. The undersigned hereby represents and warrants to CMI Management Inc. that

         1.1 Ownership of the Shares. The undersigned is the beneficial and record owner of all shares of $1.00 par value common stock of CMI Industries, Inc. represented by the share certificates that accompany this letter of transmittal (the "CMI SHARES"), free and clear of all liens, encumbrances, options, rights of first refusal or other transfer restrictions, adverse claims or any other charges of whatsoever nature.

         1.2 Authority. The undersigned has full right, capacity and authority to vote such shares in connection with the Merger contemplated by the Merger Agreement and to surrender them to CMI Management Inc. together with this letter of transmittal.

         1.3 Disclosure Document. The undersigned or a duly authorized representative or officer thereof has received and reviewed the Disclosure Document (as defined in the Merger Agreement) and understands the materials contained therein. The undersigned has had an opportunity to ask questions of CMI and Holdings concerning the Disclosure Document, the Merger Agreement and the transactions contemplated by such documents (the "TRANSACTIONS"), and CMI and Holdings has answered all such questions to the full satisfaction of the Seller. The undersigned has carefully read the New Stockholders Agreement and has discussed their requirements and other applicable limitations upon resale of the Securities with is counsel.

         1.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of the undersigned.

         1.5 Investment Considerations. The undersigned represents and warrants that he is acquiring the shares of Holdings Common Stock for his own account for the purpose of investment and not with a view to or for sale in connection with any distribution or other allocation thereof. The undersigned further represents and warrants as follows:

                  (a) The undersigned shall not make any sale, transfer or other disposition of shares of Holdings Common Stock (the "SECURITIES") in violation of the Securities Act of 1933, as amended (the "1933 Act") or any applicable state securities laws (the "State Acts").

                  (b) The undersigned understands that the shares of Holdings Common Stock have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) or 4(6) thereof, that the Securities are not being registered under any State Acts on the ground that this transaction is exempt from registration thereunder and that reliance by Holdings on such exemptions is predicated in part on his representations set forth in this Agreement. The undersigned agrees that Holdings may refuse to permit him to sell, transfer or dispose of the Securities unless there is in effect a registration statement under any State Acts and the 1933 Act covering such transfer or he furnishes an opinion of counsel, satisfactory to counsel for Holdings, to the effect that such registration is not required. The undersigned also understands and agrees that stop transfer instructions will be noted on the appropriate records of Holdings and that there will be placed on the certificate or certificates for the shares, or any substitutions therefor, a legend reflecting the fact that the shares have not been registered under the 1933 Act or any State Act.

                  (c) The undersigned understands that he may not make any sale of the Securities without registration under the 1933 Act except upon compliance with Regulation A, Rule 144 or some other exemption from such registration.

                  (d) The undersigned understands that his ownership of the shares of Holdings Common Stock may be subject to the terms of the New Stockholders Agreement, which contains certain restrictions on transfer, options and other limitations on his ownership of Holdings Common Stock.

                  (e) The undersigned has received no public solicitation or advertisement concerning an offer to sell the shares.

                  (f) The undersigned acknowledges and understands that the acquisition of the Securities involves a high degree of risk and can afford to lose his entire investment in the Securities.

                  The undersigned further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the exemptions of sale of the Shares of Holdings Common Stock only in limited amounts under certain conditions. The undersigned acknowledges that he has had a full opportunity prior to the date hereof to ask questions about the Company and Holdings and to request from Holdings and has received all information which he deems relevant in making a decision to participate in the Merger.

2. Release. The undersigned releases CMI from any and all claims, rights and causes of action which the undersigned may have or may have had against CMI arising out of the purchase by the undersigned (or its predecessors) of the CMI Shares; provided however that nothing in this letter of transmittal waives, releases or restricts in any manner whatsoever any of the rights of the undersigned that arise under the Merger Agreement or this letter of transmittal.

3. Surrender of Certificates. The undersigned, as registered holder of the stock certificate(s) listed below and accompanying this letter of transmittal (the "CMI STOCK CERTIFICATES"), hereby surrenders the attached certificates in exchange for a cash payment and a number shares of CMI Investments, Inc. for each share of CMI Industries, Inc. computed in accordance with the Merger Agreement.

  ALL HOLDERS MUST COMPLETE BOXES A, B, AND D AND ENCLOSE STOCK CERTIFICATES.

                              CERTIFICATES ENCLOSED


                                      BOX B

Names and Address of Registered Holder(s)             Certificate Number(s)      Number of Shares

                                                      -------------------------  ---------------------

                                                      -------------------------  ---------------------

                                                      -------------------------  ---------------------

                                                      -------------------------  ---------------------

                                                      -------------------------  ---------------------

                                                      -------------------------  ---------------------

[ ] address change indicated above                    Total Shares:


We will process letters of transmittal as submitted; however, to receive your full entitlement of shares on this exchange, please submit all shares.

                                      BOX A

SIGN HERE (all registered holders)


---------------------------------------------

---------------------------------------------
           Signature of owner(s)


---------------------------------------------
               Phone number


[ ] I have lost my certificate(s) for ____________ shares and require assistance with respect to replacing the shares.

                                      BOX C

SIGNATURE GUARANTEE

Your signature must be notarized by a notary public


---------------------------------------------------



                               GENERAL INFORMATION

- SIGNATURE GUARANTEE: Box C (Notarization) only needs to be completed if the registration of the new certificates will be different from the current registration or if Box E is completed.

- LOST CERTIFICATES: If your certificates are lost, please check the small box above Box C, complete the Letter of Transmittal and return it to us as normal. There may be a fee required to replace lost certificates.

- FRACTIONAL SHARES: Any fractional share amount resulting from the exchange will be paid in cash.

- DIVIDENDS: Payment of any dividends accrued will be paid at the time the shares are submitted for exchange.

- ADDRESS CHANGES: If your permanent address should be changed on our records, please indicate address change in Box A. An address in Box F will be treated as the one time only, special instructions.

                            IMPORTANT TAX INFORMATION

PLEASE PROVIDE YOUR SOCIAL SECURITY OR OTHER TAX IDENTIFICATION NUMBER ON THIS SUBSTITUTE FORM W-9 AND CERTIFY THEREIN THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO DO SO WILL SUBJECT YOU TO 31% FEDERAL INCOME TAX WITHHOLDING FROM YOUR PAYMENT CHECK.


                                      BOX D
                               Substitute Form W-9

Please provide the Taxpayer Identification Number ("TIN") of the person submitting this Letter of Transmittal in the box at right and certify by signing and dating below.

Social Security Number


---------------------------------------


CERTIFICATION - Under penalties of perjury, the undersigned hereby certifies the following: (1) The TIN shown above is the correct TIN of the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN, or such person is waiting for a TIN to be issued, and (2) The person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is not subject to backup withholding because such person has not been notified by the Internal Revenue Service ("IRS") that such person is subject to backup withholding, or because the IRS has not notified such person that he or she is no longer subject to backup withholding, or because such person is an exempt payee.

Signature:                                       Date:
          -----------------------------------         --------------------------

                      BOX E                                                               BOX F
----------------------------------------------------------          ----------------------------------------------------------
          Special Payment Instructions                                        Special Delivery Instructions
----------------------------------------------------------          ----------------------------------------------------------
To be completed ONLY if the certificate is to be                    To be completed ONLY if the certificate is to be delivered
registered in the name(s) of someone other than the                 to an address other than that in Box A.
registered holder(s) in Box A.  This may be done only with
the written consent of CMI Investments, Inc.                        MAIL TO:

ISSUE TO
                                                                    ----------------------------------------------------------
-----------------------------------------------------------                               Name
                      Name
                                                                    ----------------------------------------------------------
-----------------------------------------------------------                          Street Address
                 Street Address
                                                                    ----------------------------------------------------------
-----------------------------------------------------------                     City, State and Zip Code
            City, State and Zip Code

-----------------------------------------------------------
                  Tax ID Number